EXHIBIT 2.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
X
Chapter 11

In re:
Case Nos.
METROMEDIA FIBER NETWORK, INC., et al., Debtors.	02-22736 (ASH) through 02-22742 (ASH); 02-22744 (ASH) through 02-22746 (ASH); 02-22749 (ASH); 02- 22751 (ASH) through 02-22754 (ASH)

(Jointly Administered)
X

AMENDMENT TO EXHIBIT D OF PLAN SUPPLEMENT

Pursuant to Article XIV.L of the Second Amended Plan of Reorganization of Metromedia Fiber Network, Inc. et al. (the “Plan”), the Debtors filed a Plan Supplement consisting of, among other items, Exhibit D, which contained information concerning the proposed directors of Reorganized MFN.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. The Debtors hereby amend Exhibit D of the Plan Supplement to add the information contained in the following two paragraphs.

In accordance with the Plan, the board of directors of Reorganized MFN (the “Board”) shall have seven members who shall be designated as follows:  one member of the Board shall be the Chief Executive Officer of Reorganized MFN, one member shall be designated by the Kluge Trust and five members shall be designated by the Committee.   At the time the Debtors filed the Plan Supplement, the Committee had not yet informed the Debtors of four of its designees.  The Debtors are amending Exhibit D of the Plan Supplement to disclose the additional four persons designated by the Committee to be members of the Board.  The four additional Committee designees are:

•                  Dennis O’Connell,

•                  Jeffrey Brodsky,

•                  Richard Shorten and

•                  Richard Postma.

Thus, as of the Effective Date, the Board will be comprised of the following seven members:

•                  John Gerdelman,

•                  Stuart Subotnick,

•                  Michael J. Embler,

•                  Dennis O’Connell,

•                  Jeffrey Brodsky,

•                  Richard Shorten and

•                  Richard Postma.

The Debtors reserve the right to modify or amend each exhibit to this Amendment to the Exhibit D of the Plan Supplement, as necessary either before or after confirmation of the Plan.

Dated:	New York, New York		KRONISH LIEB WEINER & HELLMAN LLP
	August 28, 2003		1114 Avenue of the Americas
New York, New York 10036
(212) 479-6000

		By:	/s/ Lawrence C. Gottlieb
Lawrence C. Gottlieb (LG 2565)

Counsel for the Debtors and
Debtors in Possession